UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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UNIVERSAL DISPLAY CORPORATION

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UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2005

Dear Shareholders:

You are cordially invited to attend our 2005 Annual Meeting of Shareholders on Thursday, June 30, 2005, at 4:00 p.m., Eastern Time, at the Holiday Inn – City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131. We are holding the meeting to:

(1)	Elect seven members of our Board of Directors to hold one-year terms;

(2)	Consider and vote on a proposal to amend our Equity Compensation Plan to increase from 5,400,000 to 6,200,000 the number of shares of our common stock authorized for issuance under the Plan; and

(3)	Transact any other business that may properly come before the shareholders at the meeting.

If you were the record owner of shares of our common stock at the close of business on April 14, 2005, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by returning the enclosed proxy card or, if you hold your shares in “street name,” the enclosed voting instruction form. Any shareholder of record may vote in person at the meeting, even if he or she has already returned a proxy card. A list of all shareholders of record will be made available for review by registered shareholders both at the meeting and, during regular business hours, at our headquarters in Ewing, New Jersey for 10 days prior to the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
     Treasurer and Secretary

Ewing, New Jersey
April 25, 2005

As promptly as possible, please complete, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided. Please fill out and return the proxy card or instruction form whether or not you expect to attend the annual meeting in person. If you are a shareholder of record and you attend the meeting in person, you may revoke your proxy and vote your shares at that time.

UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2005

INFORMATION CONCERNING THIS SOLICITATION

The Board of Directors of Universal Display Corporation (we, us or the “Company”) is soliciting proxies for the 2005 Annual Meeting of Shareholders to be held on Thursday, June 30, 2005, at 4:00 p.m., Eastern Time, at the Holiday Inn – City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 (the “Annual Meeting”). This proxy statement contains important information for shareholders to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

At the Annual Meeting, our shareholders will be asked to vote upon:

(1)	the election of seven members of our Board of Directors to hold one-year terms;

(2)	a proposal to amend our Equity Compensation Plan to increase from 5,400,000 to 6,200,000 the number of shares of common stock authorized for issuance under the Plan; and

(3)	such other business as may properly come before the shareholders at the Annual Meeting.

Voting materials, which include the proxy statement, a proxy card and our Annual Report for 2004, will be mailed to all registered shareholders on or about April 25, 2005. Shareholders holding their shares in “street name” should receive the proxy statement and a voting instruction form from their broker, bank or other custodian, nominee or fiduciary. The Company will pay the expenses of these solicitations. In addition to solicitation by mail, proxies may be solicited by telephone or in person by some of our officers, directors and regular employees or independent contractors who will not be specially engaged or compensated for such services.

Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618. Our general telephone number is (609) 671-0980.

VOTING AT THE ANNUAL MEETING

Our Board of Directors has set April 14, 2005 as the record date for the Annual Meeting (the “Record Date”). As of the Record Date, we had outstanding 28,112,944 shares of common stock and 200,000 shares of Series A Nonconvertible Preferred Stock. Each holder of our common stock or Series A Nonconvertible Preferred Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting. Holders of our common stock and Series A Nonconvertible Preferred Stock vote together as a single class on all matters.

Only shareholders of record as of the close of business on the Record Date may attend and vote at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum for purposes of that matter. Shareholders of record who return a proxy card but abstain from voting or fail to vote on a particular matter will be considered “present” for quorum purposes with respect to the matter. In addition, shares held by brokers or nominees who have notified us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they that they lack or have declined to exercise voting authority with respect to such matter (referred to in this proxy statement as “uninstructed shares”), will be considered “present” for quorum purposes with respect to the matter. Votes not cast by brokers or nominees with respect to uninstructed shares are referred to in this proxy statement as “broker non-votes.”

The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote “FOR” the persons nominated by the Board of Directors for election as directors and “FOR” the proposal to amend our Equity Compensation Plan. As to other items of business that may properly be presented at the Annual Meeting for action, the persons named in the enclosed proxy will vote the shares represented by the proxy in accordance with their best judgment.

A shareholder of record may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to our Corporate Secretary. In addition, any shareholder of record may vote by ballot at the Annual Meeting, even if he or she has already returned a proxy card.

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2005.

Your vote is important. Please complete, sign and return the accompanying proxy card or voting instruction form whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with our transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from that person or entity assigning you the right to vote your shares of common stock.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until our next annual meeting of shareholders and such time as a successor has been selected and qualified, or until the director’s earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

Pursuant to our Amended and Restated Articles of Incorporation, the holder of our Series A Nonconvertible Preferred Stock is entitled to nominate and elect two of the members of our Board of Directors. The holder of the Series A Nonconvertible Preferred Stock has waived this right with respect to the election of directors at the 2005 Annual Meeting.

All nominees are presently members of our Board of Directors whose terms expire at the Annual Meeting. The nominees for election are as follows:

NOMINEES FOR ELECTION AS DIRECTORS

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Sherwin I. Seligsohn	69	Mr. Seligsohn has been our Chief Executive Officer and Chairman of the Board since June 1995. He also served as our President from June 1995 through May 1996. Mr. Seligsohn founded and since has served as the sole Director, President and Secretary of American Biomimetics Corporation, International Multi-Media Corporation, and Wireless Unified Network Systems Corporation. He is also Chairman of the Board and Chief Executive Officer of Global Photonic Energy Corporation. From June 1990 to October 1991, Mr. Seligsohn was Chairman Emeritus of InterDigital Communications, Inc. (InterDigital), formerly International Mobile Machines Corporation. He founded InterDigital and from August 1972 to June 1990 served as its Chairman of the Board. Mr. Seligsohn is a member of the Industrial Advisory Board of the Princeton Institute for the Science and Technology of Materials (PRISM) at Princeton University.

Steven V. Abramson	53	Mr. Abramson has been our President and Chief Operating Officer and a member of our Board of Directors since May 1996. From March 1992 to May 1996, he was Vice President, General Counsel, Secretary and Treasurer of Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm. From December 1982 to December 1991, he held various positions at InterDigital, including General Counsel, Executive Vice President and General Manager of the Technology Licensing Division. Mr. Abramson is a member of the Executive Committee of PRISM and is also a member of the Board of Governors of the United States Display Consortium.

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Sidney D. Rosenblatt	57	Mr. Rosenblatt has been our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since June 1995, and has been a member of our Board of Directors since May 1996. Mr. Rosenblatt is the owner of and served as the President of S. Zitner Company from August 1990 through December 1998. From May 1982 to August 1990, Mr. Rosenblatt served as the Senior Vice President, Chief Financial Officer and Treasurer of InterDigital.

Leonard Becker	81	Mr. Becker has been a member of our Board of Directors since February 2001. For the last 40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He currently serves on the Board of Directors of American Business Financial Services, Inc. (OTCBB: “ABFIQ.PK”), as well as on its compensation and audit committees. He previously served as a director of Eagle National Bank and Cabot Medical Corporation.

Elizabeth H. Gemmill	59	Ms. Gemmill has been a member of our Board of Directors since April 1997. Since March 1999, she has been Managing Trustee and, more recently, President of the Warwick Foundation. From February 1988 to March 1999, Ms. Gemmill was Vice President and Secretary of Tasty Baking Company. Ms. Gemmill is Chairman of the Board of Philadelphia University and serves on the Boards of Directors of Philadelphia Consolidated Holdings Corporation (Nasdaq: “PHLY”), Philadelphia College of Osteopathic Medicine and Metropolitan YMCA of Philadelphia and vicinity. She previously served as a director of American Water Works Company, Inc. (NYSE: “AWK”) until it was sold in early 2003.

C. Keith Hartley	62	Mr. Hartley has been a member of our Board of Directors since September 2000. Since June 2000, he has been the President of Hartley Capital Advisors, a merchant banking firm. From August 1995 to May 2000, he was the managing partner of Forum Capital Markets LLC, an investment banking company. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and Drexel Burnham Lambert, Inc. He also serves as a director of Hybridon, Inc. (AMEX: “HBY”) and Swisher International Group, Inc.

Lawrence Lacerte	52	Mr. Lacerte has been a member of our Board of Directors since October 1999. Since July 1998, he has been Chairman of the Board and Chief Executive Officer of Lacerte Technology Inc., a company specializing in technology and Internet-related ventures. Prior to that time, he was the founder, Chairman of the Board and Chief Executive Officer of Lacerte Software Corp., which was sold to Intuit Corporation in June 1998.

Vote Required and Board Recommendation

Directors are elected by a plurality and the seven nominees who receive the most votes will be elected. Shareholders may vote for or withhold their vote from each nominee, or the entire group of nominees as a whole, such that abstentions are not relevant to this proposal. Broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the election of directors. Shareholders do not have cumulative voting rights with regard to the election of members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR.

General Information Concerning the Board of Directors and its Committees

Our Board of Directors held seven meetings during 2004. Each incumbent director attended at least 75% of these meetings, except that Mr. Hartley was able to attend only five of the seven meetings. All incumbent directors and nominees for election as director are encouraged, but not required, to attend our annual meetings of shareholders. All but one of the current members of the Board attended our annual meeting of shareholders in 2004.

Members of our Board of Directors do not receive cash compensation for Board or committee service. However, as compensation for these activities members of the Board (in some instances, including employee Board members) do receive shares of our common stock and/or options to purchase shares of our common stock, exercisable at a price equal to the fair market value of our common stock on the date of the grant. For 2004 service, non-employee members of the Board received 5,000 shares of our common stock, valued at $40,700 on the date of grant, as well as options to purchase 25,000 shares of our common stock at an exercise price of $8.14 per share, the closing price of our common stock on Nasdaq on the date of grant. We also reimbursed these individuals for their reasonable travel expenses to attend all Board and committee meetings.

Our Board of Directors has determined that a majority of its members are “independent directors” within the meaning of applicable Nasdaq listing standards. Our independent directors are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte. Our independent directors meet in executive session on a regular basis in connection with meeting in their capacity as members of our Audit Committee and Compensation Committee.

Audit Committee

Our Board of Directors has established a standing Audit Committee. The Audit Committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq listing standards. A copy of the Audit Committee charter was included in our Proxy Statement filed with the SEC on April 28, 2003, and is available through the SEC’s Edgar website at http://www.sec.gov/edgar/searchedgar/companysearch.html. According to its charter, the Audit Committee is responsible for, among other things:

•	reviewing our financial statements and discussing with management and our independent auditor these statements and other relevant financial matters;

•	selecting and evaluating our independent auditor and approving all audit engagement fees and terms;

•	pre-approving all audit and non-audit services provided to us, including the scope of such services, the procedures to be utilized and the compensation to be paid;

•	reviewing with appropriate management personnel our internal system of audit and financial controls, together with the results of any internal audits or reviews of these controls;

•
reviewing our financial reporting and accounting standards and principles, significant changes in such standards and principles, or in their application, and key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, these decisions;

•
discussing with management and our independent auditor, as appropriate, our risk assessment and risk management policies, including our major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures; and

•
reviewing and investigating any matters pertaining to the integrity of management, including any actual or potential conflicts of interest or allegations of fraud, and the adherence of management to our standards of business conduct.

Ms. Gemmill is Chair of our Audit Committee and Mr. Becker, Mr. Hartley and Mr. Lacerte are members of the Audit Committee. Each member of our Audit Committee meets the financial knowledge and independence requirements of the Nasdaq listing standards and the independence criteria prescribed by applicable law and the rules of the SEC. Our Board of Directors has determined that Ms. Gemmill is an “audit committee financial expert” as such term is defined under SEC regulations and that Ms. Gemmill meets the professional experience requirements mandated by the Nasdaq listing standards.

Our Audit Committee held four scheduled meetings during 2004 and each incumbent director who is a member of the Audit Committee attended all of these meetings. In addition, our Audit Committee met on five occasions during 2004 in connection with meetings of our full Board of Directors. The Audit Committee submitted the following report to the Board on April 19, 2005.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with Company management the audited financial statements of the Company for the fiscal year ended December 31, 2004, as well as management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004. In addition, the Audit Committee has discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), and the matters required by auditing standards of the Public Company Accounting Oversight Board (PCAOB), including the opinions regarding internal control over financial reporting pursuant to PCAOB Auditing Standard No. 2. The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of KPMG LLP with that firm. Based on the Audit Committee’s review of the matters noted above and its discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004.

Respectfully submitted by the Audit Committee

Elizabeth H. Gemmill (Chair)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Compensation Committee

Our Board of Directors has established a standing Compensation Committee. The Compensation Committee is responsible for recommending to our full Board of Directors the compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee also reviews and approves or ratifies stock, stock option and other equity-based compensation grants to our employees, directors and consultants, and is generally responsible for administering our Equity Compensation Plan.

Ms. Gemmill is Chair of our Compensation Committee and Mr. Becker, Mr. Hartley and Mr. Lacerte are members of the Compensation Committee. The members of our Compensation Committee are all independent directors within the meaning of applicable Nasdaq listing standards.

The Compensation Committee held two scheduled meetings during 2004 and each incumbent director who is a member of the Compensation Committee attended both of these meetings, except that Mr. Lacerte was able to attend only one of the two meetings. In addition, the Compensation Committee met on five occasions during 2004 in connection with meetings of our full Board of Directors. The Compensation Committee submitted the following report to the Board on April 19, 2005.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Compensation Policies for Executive Officers

The Compensation Committee’s goal in determining executive compensation is to provide a total compensation package composed of base salary, bonuses and benefits. Base salaries are intended to be generally competitive with those offered by other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual’s experience and prior performance at the Company. Bonuses in the form of stock, stock options and other forms of equity compensation are awarded based on individual and Company performance as measured both qualitatively and quantitatively. Equity interests in the Company are believed to align the interests of the Company’s executive officers with those of the Company and its shareholders.

In 2003, the Compensation Committee retained the Company’s independent auditors, KPMG LLP, to conduct an executive compensation review. This review was intended to provide the Compensation Committee with information on the executive compensation practices of a number of comparable high-technology companies. To supplement this review, the Compensation Committee evaluates the extent to which the Company had achieved its long-term strategic and short-term business goals, including its goals for revenues, expense management, balance sheet stability, research and development, the further development of existing business relationships, the creation of new strategic relationships and increased shareholder value. The Compensation Committee also evaluates the individual performance of the Company’s executive officers in relation to the Company’s achievement of these goals.

The Compensation Committee instituted an Executive Performance Compensation Program for the Company’s executive officers in 2004. This program contemplates that executive management bonus compensation will be awarded based substantially on the achievement of performance goals to be set annually by the Compensation Committee for each individual executive officer. These goals and the awards for achieving them are to be established in a manner designed to reward enhanced Company and individual performance of both a qualitative and quantitative nature. Specific metrics for quantitative assessment may include, for example, items such as revenues, earnings, expense management, stock price and number of new contracts executed. The Committee retains the sole discretion to make such other or additional bonus awards or payments as it deems appropriate under the circumstances. All equity-based awards under the program are to be issued by the Compensation Committee in accordance with, and are subject to, the Company’s Equity Compensation Plan.

Based on its overall assessment, the Compensation Committee recommended moderate adjustments to the combined compensation packages (base salary and equity compensation bonus) of the Company’s executive officers for 2004. These adjustments were in recognition of the Committee’s determination that, although the revenue, cash flow and stock price performance goals for 2004 were not achieved, executive management did a commendable job positioning the Company for the future, particularly in light of slower than anticipated growth of the OLED industry as a whole, by accelerating technology innovation, creating new business relationships and solidifying existing ones, raising additional capital and controlling expenses. In making its assessment, the Committee also considered the total compensation packages of the Company’s executive officers relative to those of the executive officers of comparable high-technology companies.

In determining the total compensation payable to the Company’s executive officers, the Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Reconciliation Act of 1993. This law disallows any publicly-held corporation from taking a tax deduction for compensation in excess of $1 million paid to its executive officers in any taxable year, unless that compensation is performance-based. The Compensation Committee’s policy is that executive compensation qualify for deductibility under applicable tax laws to the extent consistent with the Company’s overall compensation objectives. For 2004, the Compensation Committee does not believe that Section 162(m) of the Internal Revenue Code will limit the deductibility of any compensation paid by the Company to its executive officers.

The Committee has not set formal performance goals and corresponding awards for the Company’s executive officers for 2005. The Committee has determined that equity compensation awards to executive officers for 2005 will be granted by the Committee in its discretion, taking into account the Company’s financial results, business performance and other relevant factors, at the end of the year. The Committee believes that this approach is appropriate in light of the Company’s substantial reliance on third-party OLED manufacturers for its success and the uncertain nature of when these manufacturers will begin producing commercial quantities of OLEDs that utilize the Company’s proprietary technologies and materials.

Compensation of the Chief Executive Officer

The Company’s Chief Executive Officer, Mr. Seligsohn, received a base salary of $245,630 for 2004. This reflects an increase of approximately 2.6% over Mr. Seligsohn’s base salary for 2003. As 2004 compensation, Mr. Seligsohn also was granted shares of the Company’s common stock having a value of $190,254 on the date of grant, options to purchase 50,000 shares of the Company’s common stock at an exercise price of $8.14 per share, the closing price of the Company’s common stock on the date of grant, and miscellaneous additional compensation totaling $12,273.

The Compensation Committee determined Mr. Seligsohn’s base salary and other compensation for 2004 in accordance with the general criteria outlined above. In addition, the Compensation Committee has reduced Mr. Seligsohn’s compensation from what it otherwise might have been to take into account that Mr. Seligsohn also serves as Chairman of the Board of Directors and Chief Executive Officer of, and performs services for, other companies that he has founded. Most notable in this regard is Global Photonic Energy Corporation, a privately-held corporation of which Mr. Seligsohn and his family are the largest shareholders.

Respectfully submitted by the Compensation Committee

Elizabeth H. Gemmill (Chair)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Director Nominations

Our Board of Directors has not established a standing committee to nominate candidates for election as directors. Instead, our independent directors recommend, and our full Board selects, the candidates that the Board will nominate to stand for election as directors at our annual meetings of shareholders. Our Board of Directors believes that this process is appropriate given the relatively small size of the Board and the fact that each independent director already serves on both the Audit and Compensation Committees. Since we do not have a nominating committee, the Board has not adopted a nominating committee charter.

In nominating candidates for election as directors, both our independent directors and our full Board of Directors consider the skills, experience, character, commitment and diversity of background of each potential nominee, all in the context of the requirements of the Board at that point in time. Each candidate should be an individual who has demonstrated integrity and ethics, has an understanding of the elements relevant to the success of a publicly-traded company, and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate also should be prepared to participate in all Board and committee meetings that he or she attends, and should not have other personal or professional commitments that might reasonably be expected to interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to recommend a director for re-election, the director’s past attendance at Board and committee meetings should be considered.

Our Board of Directors has no stated specific, minimum qualifications that must be met by candidates for election as directors. However, in accordance with SEC rules and applicable Nasdaq listing standards, at least one member of the Board is expected to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and a majority of the members of the Board are expected to meet the definition of “independent director” within the meaning of SEC rules and applicable Nasdaq listing standards.

Any shareholder of record entitled to vote in the election of directors at an annual or special meeting of our shareholders may nominate one or more persons to stand for election to the Board at such meeting in accordance with the requirements of our Amended and Restated Bylaws. In order to be considered by our Board of Directors in connection with the nominations process for our 2006 annual meeting of shareholders, all such director nominations must be received by our Corporate Secretary at our principal executive offices by March 2, 2006. Each such submission must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, each such submission must include any other information required by Regulation 14A under the Securities Exchange Act of 1934, as amended. Submissions should be addressed to our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

Our independent directors and the full Board will consider all candidates identified by shareholders through the processes described above, and will evaluate each of them, including incumbent directors, based on the same criteria. Although we have no formal policy regarding shareholder nominees, our Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, together with an assessment of whether such characteristics qualify the individual to fulfill the needs of the Board at that time.

Shareholder Communications with the Board of Directors

Shareholders may send communications to our Board of Directors, or to individual Board members, care of our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618. In general, all shareholder communications sent to our Corporate Secretary for forwarding to the Board, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Corporate Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials. Information on how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters can be found on the “For Investors” section of our website at http://www.universaldisplay.com.

PROPOSAL 2
AMENDMENT AND RESTATEMENT OF THE COMPANY’S STOCK OPTION PLAN

The Board of Directors approved an amendment to our Equity Compensation Plan (the “Plan”) on April 19, 2005, subject to approval by our shareholders. This amendment would increase from 5,400,000 to 6,200,000 the number of shares of common stock authorized for issuance under the Plan. No other amendments to the Plan are proposed.

Our Board of Directors has determined that this amendment is in the best interest of the Company. The Board believes that we must continue to offer a competitive equity compensation program if we are to continue to successfully attract and retain the most qualified candidates as employees, directors and consultants. The Board expects that the Plan, as amended, will allow us to continue recruiting and maintaining the high-caliber personnel essential to our success. The opportunity to acquire an equity interest in the Company motivates our personnel to work hard to enhance the Company’s growth and profitability, thereby aligning the economic interests of these individuals with those of other shareholders.

Vote Required and Board Recommendation

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval. Abstentions on this proposal will have the effect of a negative vote because they are not votes cast in favor of the proposal. However, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL.

Description of the Plan as Amended

The material features of the Plan, as amended, are summarized below. This summary is qualified in its entirety by the actual text of the Plan. A copy of the amended Plan was filed with the SEC as an appendix to this proxy statement and can be obtained from us upon request.

General

The Plan became effective on September 1, 1995. At that time, the Plan provided only for grants of stock options and was called the Universal Display Corporation Stock Option Plan. The Plan was amended in April 2003 to allow in addition for grants of stock awards, stock appreciation rights and performance units. To reflect this change, the Plan was renamed the Universal Display Corporation Equity Compensation Plan.

Administration

The Plan is administered and interpreted by our Compensation Committee (the “Committee”). The Committee has the sole authority to:

•	determine the individuals to whom grants will be made;

•	determine the type, size and terms of the grants;

•	determine when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting;

•	amend the terms of any previously issued grants; and

•	deal with any other matters arising under the Plan.

However, our Board of Directors retains the ability to ratify or approve any grants as it deems appropriate, and our Board of Directors approves and administers all grants made to non-employee directors.

Eligibility for Participation

All employees, all non-employee directors, and all consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, are eligible to participate in the Plan.

Shares Authorized Under the Plan

The Plan currently authorizes the issuance of up to 5,400,000 shares of our common stock. Under the amended Plan, this amount would be increased by an additional 800,000 shares, to a total of 6,200,000 shares. If any options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any grants of restricted stock or performance units are forfeited, the shares subject to such grants will again be available for issuance under the Plan.

Types of Awards

Stock Options

The Committee may grant options intended to qualify as incentive stock options (“ISOs”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NQSOs”) that are not intended to qualify as such. NQSOs may be granted to anyone eligible to participate in the Plan, but ISOs may be granted only to employees of the Company. Furthermore, to the extent that the aggregate fair market value of the common stock on the date of the grant with respect to which ISOs are exercisable for the first time by an individual grantee during any calendar year exceeds $100,000, then such option as to the excess shall be treated as a NQSO.

The terms of any option grant under the Plan are determined by the Committee and are set forth in a grant letter to the individual. In particular, the Committee will determine and specify in the grant letter the period during which the options are exercisable, subject to the limitation that all options must be exercised within 10 years of the date of grant, and the exercise price per share of common stock subject to the option, though generally the price will be equal to the fair market value of the common stock on the date of grant. If, however, the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary, the exercise period cannot exceed five years and the exercise price cannot be less than 110% of the fair market value of the common stock on the date of grant. In addition, the maximum aggregate number of shares of common stock that may be granted as options or stock appreciation rights under the Plan to any individual during each calendar year is 400,000 shares, which amount is subject to adjustment under limited circumstances specified in the Plan.

The exercise price for any option granted under the Plan is payable by one or a combination of the following methods:

•	in cash;

•
with the approval of the Committee, by delivering shares of the Company’s common stock owned by the grantee (including shares acquired in connection with the exercise of the option) having a fair market value on the date of exercise equal to the option exercise price;

•
if, as directed by the Committee, the shares acquired may not be sold immediately following exercise of the option, with the proceeds of a promissory note payable by the grantee to the Company, but only in accordance with a Company loan program and only to the extent not precluded by the Sarbanes-Oxley Act of 2002 or other applicable law;

•	by payment through a broker in accordance with procedures permitted by applicable Federal Reserve Board regulations; or

•	by such other method as the Committee may approve.

In lieu of exercising an option, the Committee, in its sole discretion, may permit the grantee to transfer the option to the Company in exchange for a cash payment equal to the excess over the exercise price of the then-fair market value of the shares of common stock subject to the option.

Stock Awards

The Committee may grant shares of common stock to individuals eligible to participate in the Plan under such restrictions and other conditions as the Committee determines are appropriate. These restrictions and other conditions may lapse or be triggered over a period of time or according to such other criteria as are specified by the Committee. In addition, the Committee may require that grantees pay consideration for the shares awarded to them. Unless the Committee determines otherwise, during any restriction period, the grantee will have the right to vote the restricted shares and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to individuals eligible to participate in the Plan under such vesting conditions and other restrictions as the Committee determines are appropriate. SARs may be granted in tandem with, or separately from, any options granted under the Plan, except that SARs granted in tandem with ISOs may be granted only at the time of grant of the ISO. The Committee establishes the base amount of each SAR, which generally will equal the per share exercise price of any related options or, if there are no related options, the fair market value of the common stock on the date of grant. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount. Such amount will be paid in cash, in shares of common stock or a combination of the two, as determined by the Committee.

Performance Units

The Committee may grant performance units to individuals eligible to participate in the Plan. Each performance unit provides the grantee with the right to receive an amount based on the value of the performance unit, which is determined by the Committee, if performance goals established by the Committee are met. Performance units are based on the fair market value of the Company’s common stock or such other measurement base as the Committee deems appropriate. The Committee determines the number of performance units that will be granted, the requirements applicable to these units, the period during which performance will be measured, the performance goals applicable to the performance units, and such other conditions as the Committee deems appropriate. The applicable performance goals may relate to the financial performance of the Company or its operating units, the performance of the common stock, the grantee’s performance, or such other criteria as the Committee deems appropriate. At the end of the performance period, the Committee determines the extent to which the performance goals and other conditions of the performance units have been met, the value of the performance units and the amount, if any, to be paid with respect to such performance units. Payments with respect to performance units are made in cash, in shares of common stock, or a combination of the two, as determined by the Committee.

Qualified-Performance Compensation

The Plan permits the Committee to determine that stock awards or performance units granted to an employee are “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. To do this, the Committee will establish in writing the objective performance goals that must be met, the performance period during which these goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals will be established before the beginning of the performance period, or shortly thereafter, and will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

If stock awards or performance units measured with respect to the Company’s common stock are granted, not more than 400,000 shares may be granted to any employee for each performance period. If performance units measured with respect to cash are granted, the maximum amount that may be paid to any employee with respect to each performance period is $1 million. The Committee will certify and announce the results for each performance period to all grantees immediately following announcement of the Company’s financial results for the period. If and to the extent the Committee does not certify that the performance goals have been met, the grant of stock awards or performance units for the performance period will be forfeited or not made, as applicable.

Change in Control

In the event of any change in control of the Company where the Company (i) sells or exchanges all or substantially all of its assets, (ii) is dissolved or liquidated, or (iii) is a party to a merger or consolidation with another corporation in which the Company will not be the surviving entity, the Company will give each grantee of any outstanding options or SARs at least 10 days’ prior written notice of such event. Each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise, in full, the outstanding options, or require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of the Company’s common stock exceeds the applicable exercise price. In addition, in the event of a change in control as described above all restrictions on stock awards will lapse, all options and SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

In the event of any other change in control of the Company, the Committee may, in its sole discretion, elect to give each grantee of any outstanding options or SARs written notice of such event. If such notice is given, each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise some or all of the outstanding options, or require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of the Company’s common stock exceeds the applicable exercise price. In addition, in the event of such a change in control the Board of Directors may determine that all restrictions on stock awards will lapse, all SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

As used in the Plan, a “change in control” of the Company would include:

•
any transaction whereby any person (other than a shareholder of the Company at the time the Plan became effective) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the common stock of the Company or the combined voting power of the Company’s then-outstanding securities;

•	any liquidation or dissolution of the Company, or any sale of all or substantially all of the Company’s assets;

•
any tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (other than through a public offering) whereby any person or group (other than an existing shareholder) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then-outstanding securities; and

•
any situation in which the individuals who constitute the Board of Directors of the Company at the beginning of any two-year period cease for any reason to constitute at least a majority of the Board of Directors, unless each of the new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Amendment and Termination of the Plan

The Board of Directors may amend or terminate the Plan at any time; provided, however, that with limited exceptions, any material amendment of the Plan is subject to shareholder approval. Unless terminated earlier by the Board of Directors, or extended by the Board of Directors with shareholder approval, the Plan will terminate on September 1, 2015. A termination or amendment of the Plan that occurs after an award is granted may not materially impair the rights of the grantee unless the grantee consents or the change is required by applicable law.

Effect of Termination

If an employee of the Company who has been granted options or SARs ceases to be employed by the Company for any reason other than death, disability, retirement approved by the Company or termination for cause, any options or SARs that are otherwise exercisable by such person shall terminate unless exercised within three months of the date on which the person ceases to be an employee, except as may be specified otherwise in the applicable grant letter or as the Committee may otherwise provide. If the person ceases to be an employee of the Company on account of his or her disability, this exercise period is extended to one year. If the person ceases to be an employee of the Company on account of his or her death, either while an employee of the Company or within 30 days thereafter, this exercise period is extended to six months. Should a person cease being an employee of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be an employee, unless the Committee provides otherwise.

If any non-employee director or consultant of the Company who has been granted options or SARs ceases to be a non-employee director or consultant for any reason other than becoming an employee of the Company, or termination for cause, any options or SARs that are otherwise exercisable by such person shall not terminate until the date of expiration of the option exercise period specified in the applicable grant letter, except as the Committee may otherwise provide. Should a person cease being a non-employee director or consultant of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be a non-employee director or consultant, unless the Committee provides otherwise.

Plan Grants and Benefits

As of April 14, 2005, options to purchase 3,724,143 shares of our common stock were outstanding and 810,715 shares remained available for issuance under the Plan. Assuming approval of this proposal, 1,610,715 shares will be available for future grant under the Plan. At present, no SARs or performance units have been granted or remain outstanding under the Plan. Future awards under the Plan are not determinable because specific awards will be made at the discretion of the Committee, depending upon a variety of factors.

The following table sets forth certain information with respect to grants of shares of common stock and options to purchase shares of common stock made to our executive officers, directors and other employees under the Plan for 2004:

Name and Position of Grantee	Dollar Value of Shares Granted under the Plan for 2004		Number of Options Granted under the Plan for 2004

Sherwin I. Seligsohn – Chairman of the Board and
Chief Executive Officer	$190,254	(1)	50,000	(2)

Steven V. Abramson – President and Chief Operating Officer	$287,908	(3)	50,000	(2)

Sidney D. Rosenblatt – Executive Vice President, Chief Financial Officer, Treasurer and Secretary	$287,908	(3)	50,000	(2)

Julia J. Brown, Ph.D. – Vice President and Chief Technical Officer	$154,500	(4)	40,750	(5)

All executive officers as a group (4 persons)	$920,570		190,750

All directors who are not employees as a group (4 persons)	$162,800	(6)	100,000	(7)

All employees who are not executive officers as a group (44 persons)	$481,921	(8)	192,600	(9)

(1)
Based on (a) 15,927 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $60,608 representing associated payroll taxes paid by the Company.

(2)	Represents options to purchase 50,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(3)
Based on (a) 20,997 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $116,992 representing associated payroll taxes paid by the Company.

(4)
Based on (a) 12,837 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $50,007 representing associated payroll taxes paid by the Company.

(5)	Includes options to purchase 40,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(6)
Based on 5,000 shares of common stock granted to each non-employee director for 2004 Board service on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant.

(7)	Represents options to purchase 25,000 shares of common stock granted to each non-employee director for 2004 Board and committee service on January 18, 2005, at an exercise price of $8.14 per share.

(8)
Based on (a) 37,278 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $178,497 representing associated payroll taxes paid by the Company.

(9)	Includes options to purchase 144,850 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

As listed on the Nasdaq National Market, the last sale price of our common stock on April 14, 2004 was $6.17 per share.

Summary of Federal Income Tax Consequences of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the Plan. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

The grant of an ISO or NQSO will create no immediate tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. The participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant’s basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under a stock option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to the grant of stock awards that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the forfeiture will be treated as a sale or exchange upon which is realized a loss equal to the excess (if any) of the amount paid (if any) for such property over the amount realized (if any) upon such forfeiture, and if such property is a capital asset in the hands of the participant, such loss will be a capital loss. Any such election must be made and filed with the Internal Revenue Service within 30 days after receipt of the shares. A participant’s disposition of shares after the restrictions lapse will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares.

The grant of a SAR or performance unit will not result in income for the participant or in a tax deduction to the Company. Upon the exercise of a SAR or the receipt of payment for a performance unit, the participant will recognize ordinary income in an amount that equals the fair market value of any shares and/or cash received, and the Company will be entitled to a tax deduction in the same amount. A participant’s disposition of shares received upon exercise of a SAR or meeting the performance goals for a performance unit will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares.

Section 162(m) of the Internal Revenue Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that options and SARs having an exercise price or base amount equal to the fair market value the Company’s common stock will be qualified performance-based compensation. Although the Company intends that its grants of stock awards and performance units, the receipt of which are conditioned upon achievement of performance goals based upon the criteria set forth above, will be qualified performance-based compensation, such grants may not always meet these requirements.

Equity Compensation Plans

The following table includes information on our equity compensation plans, both those approved and not approved by shareholders, as of December 31, 2004:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	3,269,043		$8.99	1,446,857
Equity compensation plans not approved by security holders	3,741,339	*	$9.68	—
Total	7,010,382		$9.36	1,446,857

*
Equity compensation plan arrangements not approved by shareholders consist of various warrants and options to purchase shares of the Company’s common stock. These warrants and options were granted under written agreements containing substantially similar terms. The material distinguishing features of each such arrangement are identified in the table below. Where there were multiple grantees, the number of individual grantees is noted next to the grantee name. All grants are fully vested.

Grantee(s)	Number of Unexercised Shares		Exercise Price		Grant Date	Expiration Date

Sherwin I. Seligsohn	175,000	(1)	$4.125		4/25/1996	4/25/2006
Steven V. Abramson	200,000		$4.125		4/25/1996	4/25/2006
Sidney D. Rosenblatt	111,500	(1)	$4.125		4/25/1996	4/25/2006
Employees and Consultants/Agents – 9	551,000		$4.125		4/25/1996	4/25/2006
Princeton University and the University of Southern California	202,710	(1)	$7.25		10/9/1997	10/9/2007
Steven V. Abramson	100,000		$6.38		4/2/1998	4/2/2008
Sidney D. Rosenblatt	100,000		$6.38		4/2/1998	4/2/2008
Scientific Advisory Board Members – 2	200,000		$6.38		4/2/1998	4/2/2008
Consultant/Agent	25,000		$7.00		4/2/1998	4/2/2008
Consultant/Agent	25,000		$7.25		6/30/1998	6/30/2008
Scientific Advisory Board Members – 2	227,988	(2)	$12.39	(2)	2/17/2000	2/17/2010
Julia J. Brown, Ph.D.	90,000		$16.75		4/18/2000	4/18/2010
Consultants/Agents – 4	151,586	(1)(2)	$9.50	(2)	5/23/2000	5/23/2005
Motorola, Inc.	150,000		$21.60		9/29/2000	9/29/2007
Consultant/Agent	189,132	(2)	$17.13	(2)	9/29/2000	9/29/2007
Consultants/Agents – 8	149,000	(1)	$10.00		12/15/2000	12/15/2005
Consultant/Agent	8,000	(1)	$10.00		1/18/2001	1/18/2006
Consultants/Agents – 2	22,500		$10.00		1/31/2001	1/31/2006
PPG Industries, Inc.	28,168		$24.28		2/15/2001	2/15/2008
Gerard Klauer Mattison & Co., Inc.	186,114	(1)	$13.54	(2)	8/22/2001	8/22/2008
PPG Industries, Inc.	121,843		$24.28		2/15/2002	2/15/2009
PPG Industries, Inc.	361,024		$10.14		2/15/2003	2/15/2010
SG Cowen Securities Corporation	50,313		$8.00		8/28/2003	8/28/2008
PPG Industries, Inc.	315,461		$10.39		2/15/2004	2/15/2011

Total warrants and options not approved by security holders	3,741,339

(1)	All or a portion of these warrant shares have been transferred by the original grantee(s) to one or more third parties.

(2)	As adjusted, per anti-dilution provisions of the applicable warrant agreements.

PRINCIPAL SHAREHOLDERS

Beneficial Ownership of Our Common Stock

The table below sets forth information regarding the beneficial ownership of our common stock as of
April 14, 2005 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership(2)

Executive Officers and Directors:
Sherwin I. Seligsohn(3)	754,350	2.6%
Steven V. Abramson	721,175	2.5%
Sidney D. Rosenblatt	674,767	2.4%
Julia J. Brown, Ph.D.	364,470	1.3%
Leonard Becker	165,000	*
Elizabeth H. Gemmill	130,500	*
C. Keith Hartley(4)	142,528	*
Lawrence Lacerte	880,000	3.1%
All directors and current executive officers as a group (8 persons)	3,832,790	12.6%

Five Percent Shareholders:
Scott Seligsohn(5)(6)	3,549,371	12.5%
Lori S. Rubenstein(5)(7)	3,301,000	11.7%
Clifford D. Schlesinger(5)(8)	3,176,250	11.3%
FMR Corp.(9)	1,555,100	5.5%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 28,112,944 shares of common stock outstanding as of April 14, 2005. In accordance with SEC rules, options to purchase shares of common stock that are exercisable as of April 14, 2005, or will become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares indicated in the table includes the following number of shares issuable upon the exercise of warrants or options: Sherwin I. Seligsohn — 455,000; Steven V. Abramson — 580,000; Sidney D. Rosenblatt — 477,500; Julia J. Brown — 342,500; Leonard Becker — 105,000; Elizabeth H. Gemmill — 120,000; C. Keith Hartley — 120,764; Lawrence Lacerte — 50,000; and Scott Seligsohn — 265,500.

(3)
Includes 176,000 shares of common stock owned by American Biomimetics Corporation, of which Mr. Seligsohn is the sole Director, Chairman, President and Secretary. Does not include (i) 1,500,000 shares of common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein (the “Rubenstein Trust”), (ii) 1,500,000 shares of common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Scott Seligsohn (the “Seligsohn Trust”); (iii) 125,000 shares of common stock owned by Lori S. Rubenstein; Mr. Seligsohn’s adult daughter; and (iv) 265,500 options to purchase common stock and 107,871 shares of common stock owned by Scott Seligsohn, Mr. Seligsohn’s adult son, as to which in each case Mr. Seligsohn disclaims beneficial ownership.

(4)	Includes 11,764 shares of common stock and 11,764 warrants to purchase common stock owned by Mr. Hartley’s Defined Benefit Pension Plan.

(5)
Includes (i) 1,500,000 shares of common stock owned by the Rubenstein Trust, of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees; (ii) 1,500,000 shares of common stock owned by the Seligsohn Trust, of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees; and (iii) 176,000 shares of common stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are the principal shareholders.

(6)	Includes 265,500 warrants and options to purchase common stock and 107,871 shares of common stock owned directly by Mr. Seligsohn.

(7)	Includes 125,000 shares of common stock owned directly by Ms. Rubenstein.

(8)
Includes 250 shares of common stock owned jointly by Mr. Schlesinger and his wife. Mr. Schlesinger’s address is c/o Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103.

(9)
These shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor. Edward C. Johnson 3d is Chairman of the Board and a principal shareholder of FMR Corp., and Abigail P. Johnson is a Director and principal shareholder of FMR Corp. The address of each of Fidelity Management & Research Company, FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

EXECUTIVE MANAGEMENT COMPENSATION

Executive Officer Compensation

The following table provides information on the compensation of our Chief Executive Officer and other executive officers for services in all capacities to us and our wholly-owned subsidiary, UDC, Inc., for the last three fiscal years (2004, 2003 and 2002). This group is referred to in this proxy statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)

Sherwin I. Seligsohn	2004	245,630	190,254	(1)	—		50,000	(2)	7,806	(3)
Chairman of the Board and	2003	239,377	185,532	(4)	—		40,250	(5)	7,413	(6)
Chief Executive Officer	2002	220,000	—		—		40,000		7,211	(7)

Steven V. Abramson	2004	406,000	287,908	(8)	—		50,000	(9)	20,069	(10)
President and Chief	2003	342,824	—		425,143	(11)	40,000	(12)	11,151	(13)
Operating Officer	2002	266,200	—		—		40,000		11,080	(14)

Sidney D. Rosenblatt	2004	406,000	287,908	(15)	—		50,000	(16)	22,075	(17)
Executive Vice President,	2003	342,824	—		425,143	(18)	40,000	(19)	12,176	(20)
Chief Financial Officer,	2002	266,200	—		—		40,000		12,073	(21)
Treasurer and Secretary

Julia J. Brown, Ph.D.	2004	253,865	154,500	(22)	—		40,750	(23)	9,070	(24)
Vice President and Chief	2003	230,331	178,525	(25)	—		30,250	(26)	8,546	(27)
Technical Officer	2002	193,600	25,222		—		30,500		8,080	(28)

(1)
Based on (a) 15,927 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $60,608 representing associated payroll taxes paid by the Company.

(2)	Represents options to purchase 50,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(3)	Based on Company contributions to the Company’s 401(k) plan of $6,150 and life and disability insurance premium payments of $1,656.

(4)
Based on (a) 7,423 shares of common stock granted as a 2003 performance bonus on January 20, 2004, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $59,786 representing associated payroll taxes paid by the Company.

(5)	Includes options to purchase 40,000 shares of common stock granted as a 2003 performance bonus and for 2003 Board service on January 20, 2004, at an exercise price of $16.94 per share.

(6)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $1,413.

(7)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $1,211.

(8)
Based on (a) 20,997 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $116,992 representing associated payroll taxes paid by the Company.

(9)	Represents options to purchase 50,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(10)	Based on Company contributions to the Company’s 401(k) plan of $6,150 and life and disability insurance premium payments of $13,919.

(11)
Based on 25,097 shares of common stock granted as a 2003 performance bonus on January 20, 2004, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant. These shares were subject to a one-year vesting restriction that expired on January 20, 2005. As of the end of 2004, the value of these shares was $225,873 based on the closing market price of the Company’s common stock at that time.

(12)	Represents options to purchase 40,000 shares of common stock granted as a 2003 performance bonus and for 2003 Board service on January 20, 2004, at an exercise price of $16.94 per share.

(13)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $5,151.

(14)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $5,080.

(15)
Based on (a) 20,997 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $116,992 representing associated payroll taxes paid by the Company.

(16)	Represents options to purchase 50,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(17)	Based on Company contributions to the Company’s 401(k) plan of $6,150 and life and disability insurance premium payments of $15,925.

(18)
Based on 25,097 shares of common stock granted as a 2003 performance bonus on January 20, 2004, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant. These shares were subject to a one-year vesting restriction that expired on January 20, 2005. As of the end of 2004, the value of these shares was $225,873 based on the closing market price of the Company’s common stock at that time.

(19)	Represents options to purchase 40,000 shares of common stock granted as a 2003 performance bonus and for 2003 Board service on January 20, 2004, at an exercise price of $16.94 per share.

(20)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $6,176.

(21)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $6,073.

(22)
Based on (a) 12,837 shares of common stock granted as a 2004 performance bonus on January 18, 2005, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $50,007 representing associated payroll taxes paid by the Company.

(23)	Includes options to purchase 40,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005, at an exercise price of $8.14 per share.

(24)	Based on Company contributions to the Company’s 401(k) plan of $6,150 and life and disability insurance premium payments of $2,920.

(25)
Based on (a) 7,133 shares of common stock granted as a 2003 performance bonus on January 20, 2004, the value of this stock being determined using the closing price of the Company’s common stock on the date of grant; and (b) $57,692 representing associated payroll taxes paid by the Company.

(26)	Includes options to purchase 30,000 shares of common stock granted as a 2003 performance bonus on January 20, 2004 at an exercise price of $16.94 per share.

(27)	Based on Company contributions to the Company’s 401(k) plan of $6,000 and life and disability insurance premium payments of $2,546.

(28)	Based on Company contributions to the Company’s 401(k) plan of $5,534 and life and disability insurance premium payments of $2,546.

Stock Option Grants

The following table summarizes the stock options granted to the Named Executive Officers for 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share ($)	Expiration Date	Grant Date Present Value ($)(1)

Sherwin I. Seligsohn	50,000(2)	14.9%	8.14	1/18/2015	306,580
Steven V. Abramson	50,000(2)	14.9%	8.14	1/18/2015	306,580
Sidney D. Rosenblatt	50,000(2)	14.9%	8.14	1/18/2015	306,580
Julia J. Brown, Ph.D.	500(3)	0.2%	13.28	4/20/2014	5,410
Julia J. Brown, Ph.D.	250(4)	0.1%	10.07	11/23/2014	1,963
Julia J. Brown, Ph.D.	40,000(5)	11.9%	8.14	1/18/2015	245,264

(1)
These amounts represent the estimated present value of the options granted on the date of grant, calculated using the Black-Scholes option pricing model and based upon the following assumptions: an expected volatility of 80.85%; an expected term to exercise of seven years; risk free interest rates of 3.92%–3.97%; and no dividend yield. The actual value of the options, if any, realized by the grantee will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by any grantee will be at or near the value estimated above.

(2)	Represents options to purchase 50,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005.

(3)	Represents options to purchase 500 shares of common stock granted on April 20, 2004.

(4)	Represents options to purchase 250 shares of common stock granted on November 23, 2004.

(5)	Represents options to purchase 40,000 shares of common stock granted as a 2004 performance bonus on January 18, 2005.

Stock Option Exercises and Holdings

The following table summarizes the stock options exercised by the Named Executive Officers during 2004, as well as those held by the Named Executive Officers as of December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Sherwin I. Seligsohn	—	—	455,000	—	1,397,435	—
Steven V. Abramson	—	—	580,000	—	1,740,059	—
Sidney D. Rosenblatt	—	—	477,500	—	1,283,363	—
Julia J. Brown, Ph.D.	—	—	342,500	—	454,475	—

(1)	The amount is based on positive spread between the exercise price and the closing price of the Company’s common stock as of the end of 2004.

Change in Control Agreements

In April 2003, the Company entered into Change in Control Agreements with the Named Executive Officers (the “CIC Agreements”). The CIC Agreements provide for certain cash payments and other benefits to the Named Executive Officers in the event of a termination of these individuals’ employment in connection with a “Change in Control” of the Company, as defined in the CIC Agreements. These benefits include the following:

•
immediate vesting of all stock options, stock appreciation rights, warrants, stock awards and performance units held by the individual, whether or not restricted or subject to the satisfaction of any performance goals or other criteria;

•
a lump-sum payment equal to two times the sum of the average annual base salary and the annual bonus to the individual, including any authorized deferrals, salary reduction amounts and any car allowance, and including the fair market dollar value equivalent of any bonus amounts paid in the form of stock options, stock appreciation rights, warrants, stock awards or performance units;

•
a lump-sum payment equal to the estimated after-tax cost to the individual of continuing any Company-sponsored life or other insurance, travel or accident insurance and disability insurance coverage in effect for the individual, and where applicable, his or her spouse and dependents, for two years;

•
to the extent permitted by law, the benefits to which the individual would be entitled under the Company’s long term incentive, savings and retirement plans, assuming the individual continued working for the Company for two years at his or her annual base salary;

•
continued group hospitalization, health and dental care coverage, with coverage equivalent to the coverage to which the individual would be entitled if he or she continued working for the Company for two years at his or her annual base salary;

•	outplacement assistance services for two years at a total cost not to exceed $10,000; and

•	an additional payment to cover any excise tax imposed on the individual by reason of the individual receiving the payments and benefits specified above.

In consideration of receiving these payments and benefits, each Named Executive Officer has agreed not to compete with the Company for six months following his or her termination in connection with a change in control of the Company. Each Named Executive Officer has further agreed that, for two years following his or her termination he or she will not knowingly (i) solicit or recruit any of the Company’s employees to compete with the Company, or (ii) divert or unreasonably interfere with the Company’s business relationships with any of its suppliers, customers, partners or joint venturers with whom the individual had any involvement. In addition, each Named Executive Officer is required to execute a general release of all employment-related claims he or she may have against the Company in order to receive the payments and benefits specified under the CIC Agreement.

As used in the CIC Agreement, a change in control of the Company would occur if:

•
any person first becomes the beneficial owner of securities of the Company (not including securities previously owned by such persons or any securities acquired directly from the Company) representing 30% or more of the then-outstanding voting securities of the Company;

•
the individuals who constitute the Board of Directors of the Company at the beginning of any 24-month period cease, for any reason other than death, to constitute at least a majority of the Board of Directors;

•
the Company consummates a merger or consolidation with any other corporation, except where the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting securities of the Company (or the surviving entity of the merger or consolidation or its parent), or where no person first becomes the beneficial owner of securities of the Company representing 30% or more of the then-outstanding voting securities of the Company;

•
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement is consummated for the sale or disposition by the Company of all or substantially all of its assets, excluding a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to the sale; or

•	any person consummates a tender offer or exchange for a majority of the voting securities of the Company.

As used in the CIC Agreement, a termination of a Named Executive Officer in connection with a change in control of the Company would include a termination of the individual’s employment:

•	by the Company within two years after a change in control of the Company other than for the individual’s death or incapacity, or for cause;

•
by the individual within two years after a change in control of the Company for (i) any significant reduction by the Company of the individual’s authority, duties or responsibilities, (ii) any demotion or removal of the individual from his or her employment grade, compensation level or officer positions, (iii) any requirement that individual undertake business travel to an extent substantially greater than is reasonable and customary for his or her position, (iv) a relocation by more than 25 miles of the offices of the Company at which the individual principally works, (v) the Company’s breach of the CIC Agreement, or (vi) a failure of the Company to obtain an agreement from any successor to assume the Company’s obligations under the CIC Agreement; and

•
by either the Company or the individual during the one year period prior to a change in control of the Company, unless the Company establishes by clear and convincing evidence that the termination was for good faith business reasons not related to the change in control.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, all of whom were members of the Compensation Committee throughout 2004, are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte. None of the members of the Compensation Committee were officers or employees of the Company or its subsidiary during 2004, were formerly officers of the Company or its subsidiary, or had any relationship with the Company since the beginning of 2004 which requires disclosure under applicable SEC regulations.

Our Chief Executive Officer is an executive officer and member of the Board of Directors of Global Photonic Energy Corporation (“Global”). Global is a development-stage basic science research company formed to fund, design, develop, market and license intellectual property in the field of photovoltaic and hydrogen energy technology. Global does not have a compensation committee.

Performance Graph

The performance graph below compares the change in the cumulative shareholder return of our common stock from December 31, 1999 to December 31, 2004, with the percentage change in the cumulative total return over the same period on (i) the Nasdaq Electronics Components Index, and (ii) the Russell 2000 Index. This performance graph assumes an initial investment of $100 on December 31, 1999 in each of the Company’s common stock, the Nasdaq Electronics Components Index and the Russell 2000 Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG UNIVERSAL DISPLAY CORP., THE RUSSELL 2000 INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*$100 invested on 12/31/99 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04
UNIVERSAL DISPLAY CORP.	100.00	42.91	54.33	47.10	81.91	53.73
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71
NASDAQ ELECTRONIC COMPONENTS	100.00	81.80	70.04	34.99	67.83	53.30

INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent auditor for 2005. KPMG has audited the Company’s financial statements since being engaged by the Company on July 30, 2002. The Company selected KPMG, upon recommendation of the Audit Committee, to replace the Company’s prior auditor, Arthur Andersen LLP, which was dismissed on July 30, 2002.

We expect that a representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions. If this representative desires to do so, he or she will have the opportunity to make a statement at the Annual Meeting.

Fees Billed by the Company’s Auditors

The audit fees billed to the Company by KPMG for 2004 and 2003 are set forth in the table below:

Fee Category	2004		2003

Audit Fees	$209,000	(1)	$118,000	(2)
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		$7,500	(3)

(1)
Consisted of fees relating to the audit of consolidated financial statements, the audit of internal control over financial reporting, quarterly reviews, and the issuances of comfort letters and consents.

(2)	Consisted of fees relating to the audit of consolidated financial statements, quarterly reviews, and the issuances of comfort letters and consents.

(3)	Consisted of fees for services for benchmarking executive compensation.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee currently approves all engagements of the Company’s accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services, as defined by Rule 2-01(c)(7)(i)(C) of Regulation S-X, during 2004.

ETHICS AND BUSINESS CONDUCT

Code of Ethics and Code of Conduct for Employees

We have adopted Corporate Policies and Procedures applicable to all officers and other employees of the Company. A portion of these policies and procedures (our “Code of Conduct for Employees”) constitutes our “code of ethics” for the Company’s Chief Executive Officer, Chief Financial Officer and Controller within the meaning of applicable SEC rules. This Code of Conduct for Employees also serves as our “code of conduct” applicable to all officers and employees of the Company as required by applicable Nasdaq listing standards. Our Code of Conduct for Employees is publicly available through the “For Investors” section of our website at http://www.universaldisplay.com.

If we make any amendments to our Code of Conduct for Employees (other than technical, administrative, or other non-substantive amendments), or if we grant any waivers of the Code of Conduct for Employees (including implicit waivers) in favor our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in that same location on our website, or in a report on Form 8-K that we file with the SEC.

Code of Conduct for Directors

Our Board of Directors has adopted a “Code of Conduct for Directors” that is applicable to all directors of the Company. This Code of Conduct for Directors serves as our “code of conduct” applicable to all directors of the Company as required by applicable Nasdaq listing standards. Our Code of Conduct for Directors is publicly available through the “For Investors” section of our website at http://www.universaldisplay.com. Any waivers of the Code of Conduct for Directors must be approved by our Board of Directors and will be disclosed in our public filings not later than our next periodic report.

CERTAIN TRANSACTIONS

Certain of our employees, including our Chief Executive Officer, provided services to Global Photonic Energy Corporation (“Global”) on a part-time basis during all or a portion of 2004. Other employees and consultants of Global who are not employees of ours also shared limited office space and related office supplies and services at our facility in Ewing, New Jersey during 2004. Global provides us with reasonable compensation for the use of this space and these supplies.

We employ Scott Seligsohn, son of Sherwin I. Seligsohn, as an executive assistant to Sherwin Seligsohn in his capacity as our Chief Executive Officer and Chairman of the Board. For 2004, we paid Scott Seligsohn compensation of $96,020. We also issued to him shares of our common stock, valued at $6,724 on the date of grant, and options to purchase an additional 2,500 shares of our common stock at an exercise price of $8.14 per share.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons or entities beneficially owning more than 10% of a registered class of our equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of these equity securities. Based solely on our review of these reports as furnished to us during or with respect to 2004, we believe that our executive officers, directors and 10% shareholders met all applicable filing requirements.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our next annual meeting of shareholders in accordance with regulations adopted by the SEC. We must receive any such proposals no later than December 26, 2005 for them to be considered for inclusion in the proxy statement and form of proxy for our next annual meeting of shareholders. Shareholder proposals received after this date will be deemed untimely and will not be considered at our next annual meeting of shareholders. All shareholder proposals must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws. Proposals should be directed to the attention of our Corporate Secretary at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our 2004 Annual Report, containing financial statements for the year ended December 31, 2004, is being transmitted with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, including the financial statements and any financial statement schedules, may be obtained, without charge, by writing to us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attn: Corporate Secretary.

Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
     Treasurer and Secretary

Ewing, New Jersey
April 25, 2005

Appendix A

UNIVERSAL DISPLAY CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 30, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherwin I. Seligsohn, Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Universal Display Corporation held of record by the undersigned on April 14, 2005, at the Annual Meeting of Shareholders to be held on June 30, 2005, or any adjournment thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
RETURN YOUR PROXY PROMPTLY

(Continued and to be signed on the reverse side)

A-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of the seven directors proposed in the accompanying Proxy Statement, each to serve for a one-year term and until a successor is selected and qualified.

NOMINEES

[ ]	FOR ALL NOMINEES	Steven V. Abramson

Leonard Becker

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	Elizabeth H. Gemmill

C. Keith Hartley

[ ]	FOR ALL EXCEPT (See Instructions Below)	Lawrence Lacerte

Sidney D. Rosenblatt

Sherwin I. Seligsohn

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

		FOR	AGAINST	ABSTAIN
2.	Amendment of the Company’s Equity Compensation Plan as specified in the accompanying Proxy Statement

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder:____________________________________________________________ Date ____________________

Signature of Shareholder:____________________________________________________________ Date ____________________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-2

Appendix B

UNIVERSAL DISPLAY CORPORATION

EQUITY COMPENSATION PLAN
(Last Amended Effective as of June 30, 2005)

The purpose of the Universal Display Corporation Equity Compensation Plan (the “Plan”) is to provide designated key employees (including employees who are also officers and directors) and directors who are not employees (“Non-Employee Directors”) of Universal Display Corporation and its “subsidiary corporations,” as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) (hereinafter collectively referred to as the “Company”) and selected consultants (“Consultants”) to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options and other forms of equity compensation; provided, however, that Non-Employee Directors and Consultants shall not be eligible to receive incentive stock options under the Plan. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders and will align the economic interests of the participants with those of the stockholders.

1.	ADMINISTRATION

The Plan shall be administered and interpreted by the Board of Directors of the Company (the “Board”), or by a committee consisting of members of the Board, which shall be appointed by the Board. During any period in which the Company’s stock is publicly traded, however, the Plan may be administered by a committee (the “Committee”) consisting of two or more persons, all of whom are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non- employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Membership on the Committee shall also be structured so as to comply with applicable exchange rules. Notwithstanding the foregoing, the Board may retain the ability to ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Board may delegate this authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee.

Except as otherwise specifically provided in this Plan, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of grants to each such individual, (iii) determine the time when the grants will be made and the duration of the exercise or restriction period, including the criteria for vesting, the acceleration of vesting, or the lapse of restriction, (iv) amend the terms of any previously issued grants; (v) select the “Valuation Expert,” as defined below, and (vi) deal with any other matters arising under the Plan.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company, not as a fiduciary and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.	GRANTS

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options” or “Stock Options”), stock awards as described in Section 8 (“Stock Awards”), stock appreciation rights as described in Section 9 (“SARs”), and performance units as described in Section 10 (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing to the individual in a grant letter or other instrument or amendment thereto (the “Grant Letter”).

3.	SHARES SUBJECT TO THE PLAN

Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $.01 (the “Company Stock”) that have been or may be issued or transferred under the Plan is 6,200,000 shares, in the aggregate. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards or Performance Units (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, may be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.	ELIGIBILITY FOR PARTICIPATION

All individuals employed by the Company (“Employees”) (including Employees who are officers or members of the Board), all Non-Employee Directors and all Consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Except as specifically otherwise provided in this Plan, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants (each, a “Grantee”) and determine the number of shares of Company Stock subject to a particular Grants in such manner as the Committee determines.

Nothing contained in this Plan shall be construed to limit the right of the Company to grant options or warrants or issue stock otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options or warrants granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.	GRANTING OF OPTIONS

(a)      Number of Shares.     The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant. The maximum aggregate number of shares of Company Stock that shall be subject to Grants of Stock Options or SARs made under the Plan to any individual during any calendar year shall be 400,000 shares, subject to adjustment as described above.

(b)      Type of Option and Price.     The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options.

      The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such stock on the date such Stock Option is granted. During such time that the Company Stock is not listed on an established stock exchange or traded in the over- the-counter-market, the fair market value of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the “Valuation Expert”) or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of fair market value shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, fair market value on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

(c)      Exercise Period.     The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

(d)      Exercisability of Options.     Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control.

(e)      Manner of Exercise.     The Grantee of Stock Options (the “Optionee”) may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company (“Designated Broker”) in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

(f)      Termination of Employment, Disability or Death.

      (1)     Employees.

                (a)     In the event the Optionee during the Optionee’s lifetime ceases to be an employee of the Company for any reason other than death, disability, retirement approved by the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within three months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). For purposes of this Section 5, a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee’s right to re-employment with the Company is guaranteed by contract. Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Board may otherwise provide).

                (b)     In the event the Optionee ceases to be an employee of the Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Committee may otherwise provide).

                (c)     In the event the Optionee ceases to be an employee of the Company on account of becoming disabled within the meaning of section 22(e) of the Code, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year from the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

                (d)     In the event of the death of the Optionee while he is an employee of the Company or within 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised by the Optionee’s personal representative within six months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

                (e)     Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an “incentive stock option” for purposes of sections 421 and 422 of the Code.

      (2)     Non-Employee Directors and Consultants

                (a)     In the event the Optionee during the Optionee’s lifetime ceases to be a Non-Employee Director or Consultant to the Company for any reason other than becoming an employee of the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases his relationship with the Company shall terminate as of such date (except as the Committee may otherwise provide).

                (b)     In the event the Optionee ceases to be a Non-Employee Director or Consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Committee may otherwise provide).

      (g)     Satisfaction of Option Price.     The Optionee shall pay the option price specified in the Grant Letter in (i) cash; (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock (including, but not limited to, shares acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price, subject to such restrictions as the Committee may impose) (a “Stock-for-Stock Exercise”); (iii) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, and only to the extent not precluded by the Sarbanes-Oxley Act of 2002 and other applicable law, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Board pursuant to the loan program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the loan program; (iv) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (v) by such other method as the Committee may approve; or (vi) through any combination of (i), (ii), (iii), (iv) or (v). Any loan by the Company under (iii) above shall be with full recourse against the Optionee to whom the loan is granted, and shall be secured in whole or in part by the shares of Company Stock so purchased. In addition, any such loan by the Company shall, at the option of the Company, become immediately due and payable in full upon termination of the Optionee’s employment or position as an officer or director with the Company for any reason, or upon a sale of any shares of Company Stock acquired with such loan to the extent of the cash and fair market value of any property received by the Optionee in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Optionee to amounts owing to the Company under any such loan. Until any loan by the Company hereunder is fully paid in cash, the shares of Company Stock purchased with the loan shall be pledged to the Company as security for the loan, and the Company shall retain physical possession of the stock certificates evidencing such shares together with a duly executed stock power for such shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of the shares of Company Stock funded thereby will be in compliance with all applicable federal, state and local laws. The Optionee shall pay the option price and the amount of withholding tax due, if any, as specified by the Committee. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any amount of withholding tax is paid. Shares of Company Stock used in a Stock-for-Stock Exercise shall have been held by the Optionee for the requisite period of time to avoid “anti-pyramiding” rules or other adverse accounting consequences to the Company with respect to the Option.

(h)      Limits on Incentive Stock Options.     Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

(i)      Optional Purchase by the Company.     In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options.

6.	TRANSFERABILITY OF OPTIONS

Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and, in the case of Stock Options other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee (“Successor Optionee”) may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee’s will or under the applicable laws of descent and distribution.

Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee’s spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”) provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

7.	STOCK AWARDS

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)      General Requirements.     Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b)      Number of Shares.     The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)      Requirement of Employment or Service.     If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)      Restrictions on Transfer and Legend on Stock Certificate.     During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 12. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e)      Right to Vote and to Receive Dividends.     Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)      Lapse of Restrictions.     All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

8.	STOCK APPRECIATION RIGHTS

(a)      General Requirements.     The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share exercise price of the related Option or, if there is no related Option, the fair market value of a share of Company Stock as of the date of Grant of the SAR.

(b)      Tandem SARs.     In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)      Exercisability.     SARs shall be exercisable during the period specified by the Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service comparable to the provisions of Section 5(f) as related to Stock Options. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)      Value of SARs.     When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the fair market value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(e)      Transferability of SARs.     SARs may only be transferred in situations comparable to those under Section 6 relating to the transfer of Stock Options.

9.	PERFORMANCE UNITS

(a)      General Requirements.     The Committee may grant performance units (“Performance Units”) to an Employee, Non-Employee Director or Consultant. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the fair market value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such units.

(b)      Performance Period and Performance Goals.     When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to such units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

(c)      Payment with respect to Performance Units.     At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

(d)      Requirement of Employment or Service.     If the Grantee ceases to be employed by, or provide service to, the Employer during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

10.	QUALIFIED PERFORMANCE-BASED COMPENSATION

(a)      Designation as Qualified Performance-Based Compensation.     The Committee may determine that Performance Units or Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units and Stock Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b)      Performance Goals.     When Performance Units or Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which these performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if these goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)      Establishment of Goals.     The Committee shall establish the performance goals in writing either before the beginning of the relevant performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of such performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m)

of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d)      Maximum Payment.     If Stock Awards or Performance Units measured with respect to Company Stock are granted, not more than 400,000 shares of Company Stock may be granted to an Employee as Performance Units or Stock Awards for any performance period. If Performance Units measured with respect to cash are granted, the maximum amount that may be paid to an Employee pursuant to Performance Units with respect to any performance period is $1,000,000.

(e)      Announcement of Grants.     The Committee shall certify and announce the results for each performance period to all affected Grantees immediately following the announcement of the Company’s financial results for such period. If and to the extent that the Committee does not certify that the relevant performance goals have been met, the grants of Stock Awards or Performance Units for the performance period shall be forfeited or shall not be made, as applicable.

(f)      Death, Disability or Other Circumstances.     The Committee may provide that Performance Units or Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or disability during the relevant performance period, or under other circumstances, consistent with the Treasury regulations and rulings under section 162(m) of the Code.

11.	CHANGE IN CONTROL OF THE COMPANY

As used herein, a “Change in Control” shall be deemed to have occurred if:

      (i)     As a result of any transaction, any one stockholder other than an existing stockholder as of the effective date of the Plan, becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the common stock of the Company or the combined voting power of the Company’s then outstanding securities;

      (ii)     A liquidation or dissolution of or the sale of all or substantially all of the Company’s assets occurs; or

      (iii)     After the effective date of the Plan:

                           (a)     As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company’s securities to the public pursuant to a public offering), any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing stockholder, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

                           (b)     During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

12.	CERTAIN CORPORATE CHANGES

(a)     Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive.     If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with any outstanding Stock Options written notice of such event. Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options. In addition, under the above circumstances all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable, and all Performance Units shall be deemed fully earned.

(b)      Merger or Consolidation Where the Company Survives.     If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, or in the event of the occurrence of any other Change in Control not described in subsection (a), then the Board may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event. If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options. In addition, under the above circumstances the Board may determine that all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable and all Performance Units shall be deemed fully earned.

13.	AMENDMENT AND TERMINATION OF THE PLAN

(a)      Amendment.     The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company.

(b)      Termination of Plan.     The Plan shall terminate on September 1, 2015, unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the stockholders.

(c)      Termination and Amendment of Outstanding Grant.     A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)      Governing Document.     The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Grantees and their assigns.

14.	FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grant under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grant.

15.	RIGHTS OF INDIVIDUALS

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be issued a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, Consultant or other person any rights to be retained by or in the employ of the Company or any other employment rights.

16.	NO FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.	WITHHOLDING OF TAXES

The Grantee or other person receiving shares of Company Stock or other consideration under this Plan shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the taxable income associated with such Grant or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option or otherwise deliverable under this Plan, if then authorized by the Committee and applicable law) the minimum amount of any withholding due with respect to such Stock Grant.

18.	AGREEMENTS WITH GRANTEES

Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

19.	REQUIREMENTS FOR ISSUANCE OF SHARES

No Company Stock shall be issued or transferred upon the exercise of any Stock Option or lapse of restrictions or payment of other Grants under this Plan hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Optionee hereunder on such Optionee’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20.	HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.	EFFECTIVE DATE

(a)      Effective Date of the Plan.     Subject to the approval of the Company’s shareholders, this Plan, as amended, shall be effective as of June 16, 2004. The Plan was originally effective as of September 1, 1995.

(b)      Effectiveness of Section 16 Provisions.     The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

22.	MISCELLANEOUS

(a)      Substitute Grants.     The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)      Compliance with Law.     The Plan, the exercise of Stock Options, granting of other forms of equity compensation under the Plan and the obligations of the Company to issue or transfer shares of Company Stock with respect to Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)      Ownership of Stock.     A Grantee or successor shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor on the stock transfer records of the Company.

(d)      Governing Law.     The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.